UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
September 30, 2013 (September 27, 2013)

Good Times Restaurants Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-18590	84-1133368
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Corporate Circle, Golden, Colorado 80401
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 384-1400

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07

Submission of Matters to a Vote of Security Holders

The Company held its Annual Meeting of Stockholders (the “Annual Meeting”) on September 27, 2013 at the Company’s principal office in Golden, Colorado.  At the Annual Meeting, the Company’s shareholders voted on three matters: (a) the election of directors, (b) a proposal to approve an advisory vote to approve, by non-binding advisory vote, the compensation of the Company’s named executive officers (“Advisory Vote on the Compensation of the Company’s Named Executive Officers”), and (c) a proposal to recommend, by non-binding advisory vote, the frequency of future advisory votes on the compensation of the Company’s named executive officers (“Frequency of Future Advisory Votes on the Compensation of the Company’s Named Executive Officers”).  These matters are more fully described in the Company’s Proxy Statement for the Annual Meeting.

The certified results of the matters voted on at the Annual Meeting are as follows:

	FOR			ABSTAIN
A) Election of Directors:
Geoffrey R. Bailey	2,803,952			1,454
David L. Dobbin	2,702,452			102,954
Reuven Har-Even	2,802,852			2,554
Gary J. Heller	2,803,552			1,854
Boyd E. Hoback	2,802,354			3,052
Steven M. Johnson	2,804,052			1,354
Eric W. Reinhard	2,803,504			1,902
Alan A. Teran	2,804,054			1,352

B) Advisory Vote on the Compensation of the Company’s Named Executive Officers	2,679,550			105,204

	1 YEAR	2 YEARS	3 YEARS
C) Frequency of Future Advisory Votes on the Compensation of the Company’s Named Executive Officers	611,603	2,146,290	43,800	3,713

Item 8.01

Other Events

Following the Annual Meeting, the Company’s Directors appointed Mr. David L. Dobbin its Chairman.  Additionally, Committee Members were elected.  Biography information on each Committee Member is more fully described the Company’s Proxy Statement for the Annual Meeting.

Audit Committee:	Mr. Reuvin Har-Even, Chairman
Mr. Steven M. Johnson
Mr. Alan A. Teran

Compensation Committee:	Mr. Alan A. Teran, Chairman
Mr. Geoffrey R. Bailey
Mr. Eric W. Reinhard

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOOD TIMES RESTAURANTS INC.

Date: September 30, 2013	/s/ Boyd E. Hoback
Boyd E. Hoback
President and Chief Executive Officer

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